Exhibit F-1(a)


       [Letterhead of Denise C. Redmann, Senior Attorney,
      Corporate and Securities, of Entergy Services, Inc.]


                                        New Orleans, Louisiana
                                        December 20, 1995


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Ladies and Gentlemen:

     I am familiar with (A) the Application-Declaration on Form U-1 (File No. 70-8487), as amended, filed with the Securities and Exchange Commission under the Public Utility Holding Company Act of 1935, as amended, by Louisiana Power & Light Company (the "Company") contemplating, among other things, the entering into arrangements for the issuance and sale of one or more series of tax-exempt bonds (the "Tax-Exempt Bonds"), (B) the Securities and Exchange Commission's Order, dated October 3, 1995, granting and permitting to become effective the Application-Declaration, as amended, with respect to the foregoing matters, and (C) the subsequent consummation, on December 6, 1995, of the entry by the Company into an Installment Sale Agreement with the Parish of St. Charles, State of Louisiana (the "Parish"), and the related financing of the acquisition and construction of certain solid waste disposal facilities and water pollution control facilities through the issuance by the Parish of its Tax-Exempt Bonds (the "Transactions"). In connection therewith, I advise as follows:

     (1) The Company is a corporation duly organized and validly existing under the laws of the State of Louisiana.

     (2) The Transactions have been consummated in accordance with the Application-Declaration, as amended, and the Order of the Securities and Exchange Commission with respect thereto.

     (3) All state laws that relate or are applicable to the participation by the Company in the Transactions (other than so called "blue-sky" or similar laws, upon which we do not pass herein) have been complied with.

     (4) The consummation of the Transactions by the Company has not violated the legal rights of the holders of any securities issued by the Company or any associate company thereof.

     I hereby consent to the use of this opinion as an exhibit to the Certificate pursuant to Rule 24.

                                             Very truly yours,

                                             /s/ Denise C. Redmann

                                             Denise C. Redmann
                                             Senior Attorney,
                                             Corporate and Securities,
                                             of Entergy Services, Inc.